Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-182315) of Diageo PLC of our report dated June 29, 2023 relating to the financial statements and supplemental schedule of Diageo North America, Inc. Savings Plan, which appears in this Form 11-K.

Melville, New York

June 29, 2023

PricewaterhouseCoopers LLP, 401 Broad Hollow Road, Melville, NY 11747

T: (631) 753 2700, www.pwc.com/us